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                                                                     Exhibit 4.3



                            ASCENDANT SOLUTIONS, INC.

                           2002 EQUITY INCENTIVE PLAN

                             Adopted March 14, 2002

         1.       PURPOSE OF THE PLAN.

         The purpose of the Plan is to provide a means by which selected Employees of and Consultants to the Company and its Affiliates may be given an opportunity to acquire a proprietary interest in the Company. Under the Plan, the Company may provide various types of long-term incentive awards, including Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Reload Options and Other Stock-Based Awards, in order to retain the services of Persons who are now Employees of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such Persons to exert maximum efforts for the success of the Company and its Affiliates. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

         2.       DEFINITIONS.

         As used herein, the following definitions shall apply:

         (a) "Affiliate" means, with respect to any Person, any Parent or Subsidiary of such Person, whether such Parent or Subsidiary is now or hereafter existing.

         (b) "Agreement" means the agreement (including an Option Agreement) between the Company and the Holder setting forth the terms and conditions of an Award under the Plan.

         (c) "Applicable Laws" means all applicable federal, state, local or foreign laws, statutes, regulations and legal requirements, including without limitation the requirements of the Stock Exchange and the legal requirements relating to the administration of stock option plans and equity incentive plans (and the issuance of shares of capital stock thereunder) under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where any Awards are, or will be, granted under the Plan.

         (d) "Award" means an award of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Reload Options or Other Stock-Based Awards under the Plan.

         (e) "Beneficial Owner" means a "beneficial owner" as such term is used in Rule 13d-3 promulgated under the Exchange Act.

         (f)      "Board" means the Board of Directors of the Company.

         (g) "Change of Control" means, with respect to any Award, the occurrence at any time after the date of grant of such Award of (i) any Person or Group of Persons becoming for the first time the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company ("Voting Stock"), other than as a result of a transfer or series of related transfers of Voting Stock from a Person or Group of Persons who immediately prior to such transfer or transfers was

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the Beneficial Owner, and who after giving effect to such transfer or transfers continues to be the Beneficial Owner, of more than fifty percent (50%) of the Voting Stock of the Company; (ii) a merger or consolidation of the Company with or into another Person or the merger of another Person into the Company as a consequence of which those Persons who held all of the Voting Stock of the Company immediately prior to such merger or consolidation do not hold either directly or indirectly a majority of the Voting Stock of the Company (or, if applicable, the surviving company of such merger or consolidation) after the consummation of such merger or consolidation; (iii) the sale of all or substantially all of the assets of the Company to any Person or Group of Persons (other than to (A) a Person or Group of Persons which owns, directly or indirectly, a majority or more of the Common Stock of the Company, (B) a Subsidiary of the Company, or (C) a Person all of whose equity interests are owned directly or indirectly by the Company); or (iv) any event or series of events (which event or series of events must include a proxy fight or proxy solicitation with respect to the election of directors of the Company made in opposition to the nominees recommended by the Continuing Directors) during any period of 12 consecutive months, as a result of which a majority of the Board consists of individuals other than Continuing Directors.

         (h)      "Code" means the Internal Revenue Code of 1986, as amended.

         (i) "Committee" means (a) the compensation committee (the "Compensation Committee") of the Board (or in the event that there is not a Compensation Committee, then the Board) with respect to Awards granted to all Employees and Consultants of the Company (other than Non-Employee Directors of the Company) and (b) the entire Board (regardless of whether there is a Compensation Committee) with respect to Awards granted to Non-Employee Directors of the Company. During any period of time in which the Company is subject to the reporting requirements of the Exchange Act, the Compensation Committee shall be comprised solely of not less than two members, each of whom shall be (i) a Non-Employee Director and (ii) unless otherwise determined by the Board, an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code. Appointment of Compensation Committee members shall be effective upon acceptance of appointment. Compensation Committee members may be removed by the Board at any time and may resign at any time. Vacancies in the Compensation Committee shall be filled by the Board.

         (j) "Common Stock" means the common stock, par value $.0001 per share, of the Company.

         (k) "Company" means Ascendant Solutions, Inc., a Delaware corporation.

         (l) "Consultant" means (i) any Person who is engaged by the Company or any Affiliate of the Company to render consulting or advisory services and is compensated for such services and (ii) any Director of the Company, whether such Director is compensated for such services or not.

         (m) "Continuing Directors of the Company" means, with the respect to any period of 12 consecutive months, (i) any members of the Board on the first day of such period, (ii) any members of the Board elected after the first day of such period at any annual meeting of shareholders who were nominated by the Board or a committee thereof, if a majority of the members of the Board or such committee were Continuing Directors of the Company within the meaning of clause (i) above at the time of such nomination, and (iii) any members of the Board elected to succeed Continuing Directors of the Company by the Board or a committee thereof, if a majority of the members of the Board or such committee were Continuing Directors of the Company within the meaning of clause (i) or
(ii) above at the time of such election.

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         (n)      "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship that an Employee or Consultant has with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Company or any Affiliate or (ii) transfers between locations of the Company or between the Company or any Affiliate or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or any Affiliate. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or any Affiliate is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Holder shall cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

         (o) "Corporate Affiliate" means, with respect to any Person, any Parent Corporation or Subsidiary Corporation of such Person, whether such Parent Corporation or Subsidiary Corporation is now or hereafter existing.

         (p) "Deferred Stock" means the Shares of Common Stock to be received at the end of a specified deferral period under an Award made pursuant to Section 10 below.

         (q)      "Director" means a member of the Board.

         (r) "Director Fee Investment Option Grant Program" means the director fee investment option grant program in effect under Section 11 of the Plan.

         (s) "Disability" shall have the meaning given it or any similar term in the employment agreement of the Holder with the Company or an Affiliate; provided, however, that if that Holder has no such employment agreement or if the employment agreement applicable to the Holder does not specify the meaning of such term, "Disability" shall mean "disability" as such term is defined in
Section 22(e)(3) of the Code.

         (t) "Employee" means any individual Person, including Officers and Directors, employed by the Company or any Affiliate of the Company. The payment of a Director's fee or the reimbursement of a Director's expenses by the Company shall not be sufficient to constitute "employment" by the Company.

         (u) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (v) "Fair Market Value" means the value of a Share of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or quoted on a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a Share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                  (ii) If the Common Stock is not listed on any established stock exchange or quoted on a national market system, but is regularly quoted by a recognized securities dealer (whose selling prices are not reported), its Fair Market Value shall be the mean between the high bid and

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         low asked prices for the Common Stock on the last market trading day prior to the date of determination; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be the value determined in good faith by the Committee.

         (w) "Group" means a "group" as such term is used in Section 13(d)(3) of the Exchange Act.

         (x) "Holder" means a Person who has received an Award under the Plan.

         (y) "Immediate Family Members" means (a) the children, grandchildren, spouse, siblings (and their spouses) or parents of the Holder or
(b) any bona fide trusts, partnerships or other entities controlled by the Holder or one or more Immediate Family Members, or whose beneficiaries are the Holder and/or one or more Immediate Family Members of the Holder.

         (z) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (aa) "IPO Date" means the closing date of the first sale to the public of the Company's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         (bb) "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3.

         (cc) "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (dd) "Officer" means an individual Person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (ee) "Option" means any option to purchase Shares of Common Stock which is granted pursuant to the Plan (including any options granted pursuant to Section 11 hereof).

         (ff) "Option Agreement" means the written option agreement, substantially in the form attached hereto as Exhibit A or Exhibit B (or such other form as may be approved by the Committee for use under the Plan pursuant to Section 3(b)(v) hereof), between the Company and Holder evidencing the grant of an Option.

         (gg) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for new Options with a lower exercise price.

         (hh) "Optioned Stock" means the Shares of Common Stock subject to an Option.

         (ii) "Other Stock-Based Awards" means Awards (other than Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Stock Reload Options) denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares of Common Stock.

         (jj) "Parent" means any Person (other than the Company) in an unbroken chain of Persons ending with the Company if, at the time an Award is granted, each of the Persons other than the Company

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owns stock (or other equity interests) possessing 50% or more of the total combined voting power of all classes of stock (or other equity interests) in one or more of the other Persons in such chain.

         (kk) "Parent Corporation" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (ll) "Person" means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, or any other entity.

         (mm) "Plan" means this Ascendant Solutions, Inc. 2002 Equity Incentive Plan.

         (nn) "Restricted Stock" means Shares of Common Stock received under an Award made pursuant to Section 9 below that is subject to restrictions under
Section 9.

         (oo) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto.

         (pp) "SAR Value" means, with respect to an individual Stock Appreciation Right, the excess of the Fair Market Value of one Share over the exercise price per share specified in a related Option in the case of a Tandem Stock Appreciation Right, or over the Stock Appreciation Right price per share in the case of a Stock Appreciation Right awarded on a free standing basis.

         (qq)     "Share" means a share of Common Stock.

         (rr) "Stock Appreciation Right" means the right, pursuant to an Award granted under Section 8 hereof, to recover an amount equal to the SAR Value.

         (ss) "Stock Exchange" means, at any point in time, any established stock exchange on which the Common Stock is then listed or any national market system, including without limitation The Nasdaq Stock Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, on which the Common Stock is then quoted.

         (tt) "Stock Reload Option" means any option granted under Section 7(e) as a result of the payment of the exercise price of an Option and/or the withholding tax related thereto in the form of Common Stock owned by the Holder or the withholding of Common Stock by the Company.

         (uu) "Subsidiary" means any Person (other than the Company) in any unbroken chain of Persons beginning with the Company if, at the time of granting of an Award, each of the Persons (other than the last Person in the unbroken chain) owns stock (or other equity interests) possessing 50% or more of the total combined voting power of all classes of stock (or other equity interests) in one of the other Persons in such chain.

         (vv) "Subsidiary Corporation" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         (ww) "Tandem Stock Appreciation Right" means a Stock Appreciation Right granted in tandem with all or part of any Option granted under the Plan.

         (xx) "Voting Stock" shall have the meaning set forth in the definition of "Change of Control" above.

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         3.       ADMINISTRATION OF THE PLAN.

         (a) Plan Administration. The Plan at all times shall be administered by the Committee. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.

         (b) Powers of the Committee. Subject to the provisions of the Plan and subject to the approval of any relevant authorities, including the approval, if required, of the Stock Exchange, the Committee shall have the full authority to award: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock,
(iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject only to the express provisions of the Plan):

                  (i)      to determine the Fair Market Value of the Common
         Stock;

                  (ii) to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

                  (iii) to determine whether and to what extent Awards or any combination thereof are granted hereunder;

                  (iv) to determine the number of Shares to be covered by each such Award granted hereunder;

                  (v) to approve the forms of Agreements (including Option Agreements) for use under the Plan;

                  (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions may include, but will not be limited to, the exercise price of an Option; any specified performance goals or other criteria which must be attained for the vesting of an Award; any restrictions or limitations applicable to any Awards, including, without limitation, any rights of first refusal, repurchase rights or other restrictions on transfer applicable to such Award as may be set forth in the Agreement evidencing such Award; and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions applicable to any Awards;

                  (vii) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

                  (viii)   to institute an Option Exchange Program; and

                  (ix) to construe and interpret the terms of the Plan and the Awards granted pursuant to the Plan.

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         (c)      Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Holders of any Awards. No member of the Board or any Committee administering the Plan shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder, and all members of the Board or any Committee administering the Plan shall be fully protected by the Company in respect of any such action or determination.

         4.       STOCK SUBJECT TO THE PLAN.

         (a) The maximum aggregate number of Shares that may be acquired by Holders of Awards granted under the Plan is 2,000,000 Shares. The Shares may be authorized but unissued Shares of Common Stock or may be reacquired Shares of Common Stock.

         If any Shares of Common Stock that are subject to an Option granted hereunder cease to be subject to such Option, or if any Shares of Common Stock that are subject to any other Award granted hereunder are forfeited or any such Award otherwise terminates without a payment being required to be made to the Holder in the form of Common Stock, such Shares shall again be available for distribution in connection with future grants of Options and other Awards under the Plan. Only net Shares issued upon a stock-for-stock exercise (including Common Stock used for withholding taxes) shall be counted against the number of Shares available under the Plan.

         (b) The maximum number of Shares with respect to which Options or Stock Appreciation Rights may be granted under the Plan during any fiscal year of the Company to any Employee or Consultant shall not exceed 1,500,000 (in each case subject to adjustment as provided in Section 13 of the Plan).

         If an Option or Stock Appreciation Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the cancelled Option or Stock Appreciation Right will be counted against the limit set forth this
Section 4(b). For this purpose, if the exercise price of an Option or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction will be treated as a cancellation of the Option or Stock Appreciation Right, as applicable, and the grant of a new Option or new Stock Appreciation Right, as applicable.

         5.       ELIGIBILITY.

         (a) Awards may be made or granted to Employees (including Officers and Directors) and Consultants of the Company and its Affiliates who, in the sole and unreviewable determination of the Committee, are deemed to have rendered or to be able to render services to the Company or its Affiliates and who are deemed to have contributed or to have the potential to contribute to the success of the Company or its Affiliates. No Incentive Stock Option shall be granted to any Person who is not an Employee of the Company or a Corporate Affiliate of the Company at the time of grant.

         (b) Each Option shall be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company or any Affiliate) exceeds $100,000, such Options shall be treated for tax purposes as Nonqualified Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. For purposes of this Section 5(b), the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

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         (c)      Neither the Plan nor any Award shall confer upon any Holder any right with respect to continuation of his or her employment or consulting relationship with the Company or any Affiliate, nor shall it interfere in any way with his or her right or the Company's or an Affiliate's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         6.       OPTION EXERCISE PRICE AND CONSIDERATION.

         (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee; provided that the exercise price for Options granted under the Director Fee Investment Option Grant Program shall be determined pursuant to Section 11 hereof; and provided further that in the case of an Incentive Stock Option (which in all cases shall be subject to the Code):

                  (i) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Corporate Affiliate, the per share exercise price shall not be less than 110% of the Fair Market Value per Share on the date of grant; and

                  (ii) granted to any other Employee, the per share exercise price shall not be less than 100% of the Fair Market Value per Share on the date of grant.

         (b) The type of consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and shall be subject to the Code). Such consideration shall be paid, to the extent permitted by Applicable Laws at the time the Option is exercised, either (i) in cash or check, or (ii) at the discretion of the Committee, in one or a combination of the following ways (which may be in combination with or in lieu of payment by cash or check): (A) by delivery to the Company of other Shares of Common Stock of the Company that
(x) in the case of Shares acquired upon exercise of an Option, have been owned by the Holder for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial reporting purposes, and (y) have a Fair Market Value on the exercise date equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (B) according to a deferred payment or other arrangement with the Person to whom the Option is granted or to whom the Option is transferred pursuant to Section 16, (C) a reduction in the amount of any Company liability to the Holder, including any liability attributable to the Holder's participation in any Company-sponsored deferred compensation program or arrangement, (D) when permitted by Applicable Laws, through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise the Option and to sell at least that number of Shares so purchased to pay the aggregate exercise price of all of the Shares so purchased, and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Shares to forward an amount equal to the aggregate exercise price of such Shares directly to the Company, with any sale proceeds in excess of such amount being for the benefit of the Holder, or (E) in any other form of legal consideration that may be acceptable to the Committee. In making its determination as to the type of consideration to accept, the Committee may consider if acceptance of such consideration may be reasonably expected to benefit the Company. In addition, such consideration shall be accompanied by the delivery by the Holder of a properly executed exercise notice together with such other documentation as the Committee and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

         7.       EXERCISE OF OPTION.

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         (a)      Procedure for Exercise; Rights as a Shareholder. Any Option
granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Holder, and as shall be permissible under the terms of the Plan. At the discretion of the Committee, the Option Agreement may, but need not, include a provision whereby the Holder may elect at any time before the Holder's Continuous Status as an Employee or Consultant terminates to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall (unless otherwise set forth in the Option Agreement evidencing such Options) be subject to (i) terms and conditions similar to those applicable to Restricted Stock under Section 9(b) hereof, (ii) a repurchase option in favor of the Company, and
(iii) any other restrictions the Committee determines to be appropriate.

         The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable with respect to some or all of the Shares allotted to that period and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.

         An Option may not be exercised for a fraction of a Share. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         Subject to Section 19, an Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the Person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote, receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 hereof.

         (b) Termination of Employment or Consulting Relationship. Subject to Section 7(c) and Section 7(d) below and the applicable Option Agreement, in the event of termination of a Holder's Continuous Status as an Employee or Consultant, such Holder may exercise his or her Option to the extent that the Holder was entitled to exercise it at the date of such termination; provided, however, that such Option may be exercised only within such period of time as is determined by the Committee at the date of grant. Such time period shall not, in the case of an Incentive Stock Option, exceed three (3) months after the date of such termination and shall not, in any case, be later than the expiration date of the term of such Option as set forth in the Option Agreement. To the extent that the Holder was not entitled to exercise the Option at the date of such termination, or if the Holder does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan. A Holder's Continuous Status as an Employee or Consultant shall not be terminated in the event of Holder's change of status from an Employee to a Consultant or from a Consultant to an Employee; provided, however, that in the event of a Holder's change of status from an Employee to a Consultant, any Incentive Stock Option granted to such Employee shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option on the day that is three months and one day following such change of status.

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         Further, the Committee may provide in the Option Agreement evidencing a grant of Options that upon termination of a Holder's Continuous Status as an Employee or Consultant, the Committee may elect in its sole discretion that the portion of any Option unexercised as of the date of termination shall be exercisable for Shares of Common Stock or, in lieu thereof, for an amount in cash equal to the excess of the Fair Market Value of the Common Stock over the exercise price, times the number of Shares of Common Stock for which the Option is being exercised. Such exercise shall be effected in the manner set forth in
Section 6(b) hereof, except that in the event that the Committee elects pursuant to this Section 7(b) to deliver cash instead of Shares of Common Stock, the Holder shall not be required to pay the exercise price to the Company. In the event that the Committee elects pursuant to this Section 7(b) to deliver cash instead of Shares of Common Stock and, on the date of such exercise, the Fair Market Value of the Common Stock is less than or equal to the applicable exercise price, then the Holder shall not be entitled to any cash, stock or other property upon such exercise, and the Holder shall have no further rights with respect to the portion of the Option so exercised.

         (c) Disability of Holder. In the event of termination of a Holder's Continuous Status as an Employee or Consultant as a result of his or her Disability, the Holder may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent he or she otherwise was entitled to exercise it at the date of such termination. If such Disability is not a "disability" as such term is defined in
Section 22(e)(3) of the Code, then in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option on the day that is three months and one day following such termination. To the extent that the Holder was not entitled to exercise the Option at the date of termination, or if the Holder does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

         (d) Death of Holder. In the event of the death of a Holder, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement) by the Holder's estate or by any Person who acquired the right to exercise the Option by bequest or inheritance (the "Option Beneficiary"), but only to the extent that the Holder was entitled to exercise the Option on the date of death. To the extent that, at the time of death, the Holder was not entitled to exercise the Option, or if the Option Beneficiary does not exercise the Option within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

         (e) Stock Reload Option. The Committee may also grant to the Holder (concurrently with the grant of an Incentive Stock Option and at or after the time of grant in the case of a Nonqualified Stock Option) a Stock Reload Option exercisable for a number of shares up to (but not exceeding) the amount of Shares of Common Stock (i) held by the Holder for at least six months and
(ii) used to pay all or part of the exercise price of an Option or withheld by the Company as payment for withholding taxes. Such Stock Reload Option shall have an exercise price of the Fair Market Value as of the date of the Stock Reload Option grant. Unless the Committee determines otherwise, (i) a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Option to which the Stock Reload Option is related and (ii) shall otherwise be treated as an Option for all purposes under the Plan.

         (f)      Tax Withholding.
                  ---------------

                  (i) As a condition of the exercise of an Option granted under the Plan, the Holder (or in the case of the Holder's death, the Option Beneficiary) shall make such arrangements as the

         Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of an Option and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

                  (ii) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option.

                  (iii) If permitted by the Committee, in its discretion, in the case of a Holder other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Laws, the Holder shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise. For purposes of this Section 7(f)(iii), the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").

                  (iv) If permitted by the Committee, in its discretion, a Holder may satisfy his or her tax withholding obligations upon exercise of an Option by any method of payment and form of consideration allowable under Section 6(b) hereof.

                  (v) Any election or deemed election by a Holder to have Shares withheld to satisfy tax withholding obligations under Section 7(f)(iii) or (iv) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Committee. Any election by a Participant under Section 7(f)(iv) above must be made on or prior to the applicable Tax Date.

         8.       STOCK APPRECIATION RIGHTS.

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in tandem with (i.e., Tandem Stock Appreciation Right) or in conjunction with all or part of any Option granted under the Plan or may be granted on a free-standing basis. In the case of a Nonqualified Stock Option, a Tandem Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Tandem Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option, and will be subject to the Code.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

                  (i) Exercise. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 and shall be subject to the Code with respect to related Incentive Stock Options and such additional limitations on exercise as shall be determined by the Committee and set forth in the Agreement. A Tandem Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares underlying the Option to which it relates exceeds the Option's exercise price. Other Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Agreement.

                  (ii) Termination. A Tandem Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise determined by the Committee at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until after the number of Shares remaining under the related Option equals the number of Shares covered by the Tandem Stock Appreciation Right. Other Stock Appreciation Rights shall terminate and shall no longer be exercisable upon such terms and conditions as shall be determined by the Committee and as set forth in the Agreement.

                  (iii) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by a Holder by surrendering the applicable portion of the related Option. Other Stock Appreciation Rights may be exercised by a Holder upon surrender thereof, or upon such terms and conditions as shall be determined by the Committee and as set forth in the Agreement. Upon such exercise and surrender, the Holder shall be entitled to receive such amount in the form determined pursuant to Section 8(b)(iv) below. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

                  (iv) Receipt of SAR Value. Upon the exercise of each individual Stock Appreciation Right covered by an Award of Stock Appreciation Rights, a Holder shall be entitled to receive up to, but not more than, an amount in cash and/or Shares of Common Stock equal to the SAR Value for such individual Stock Appreciation Right, with the Committee having the right to determine the form of payment.

                  (v) Shares Affected Upon Plan. Upon the exercise of a Tandem Stock Appreciation Right, the Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 hereof on the number of Shares of Common Stock to be issued under the Plan, but only to the extent of the number of Shares, if any, issued under the Tandem Stock Appreciation Right at the time of exercise based upon the SAR Value.

         9.       RESTRICTED STOCK.

         (a) Grant. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees and/or Consultants to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of Shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such Awards may be subject to forfeiture ("Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

         (b) Terms and Conditions. Each Award of Restricted Stock shall be subject to the following terms and conditions:

                  (i) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

                  (ii) Rights of Holder. Restricted Stock shall constitute issued and outstanding Shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (A) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (D) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

                  (iii) Vesting: Forfeiture. Upon the expiration of the Restriction Period with respect to each Award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

         10.      DEFERRED STOCK.

         (a) Grant. Shares of Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees and/or Consultants to whom, and the time or times at which, grants of Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded, the duration of the period ("Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred, and all the other terms and conditions of the Awards.

         (b) Terms and Conditions. Each Award of Deferred Stock shall be subject to the following terms and conditions:

                  (i) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 10(b)(iii) below, where applicable), share certificates shall be delivered to the Holder, or his legal representative, representing the number of Shares equal to the Shares covered by the Award of Deferred Stock.

                  (ii) Vesting; Forfeiture. Upon the expiration of the Deferral Period (or the Additional Deferral Period, where applicable) with respect to each Award of Deferred Stock and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock shall become vested in accordance with the terms of the Agreement. Any Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock that has been so forfeited. Prior to the expiration of the Deferral Period (or the Additional Deferral Period, where applicable), such Deferred Stock shall not be treated as issued and outstanding Shares of the Company.

                  (iii) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an Award (or an installment of an Award) for an additional specified period or until the occurrence of a specified event ("Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must be made at least one year prior to expiration of the Deferral Period for such Award of Deferred Stock (or such installment).

         11.      DIRECTOR FEE INVESTMENT OPTION GRANT PROGRAM.

         (a) Grant. A Director Fee Investment Option Grant Program may be (but is not required to be) implemented by the Board as of the first day of any calendar year beginning after the IPO Date. Upon such implementation, each Non-Employee Director who at such time receives an annual retainer fee payable in cash for his or her service on the Board may elect to apply all or any portion of such annual retainer fee to the acquisition of an Option grant under this Director Fee Investment Option Grant Program. Such election must be filed with the Company's Chief Financial Officer prior to the first day of the calendar year for which the election is to be in effect. Each Non-Employee Director who files such a timely election with respect to his or her annual retainer fee shall automatically be granted an Option under this Director Fee Investment Option Grant Program on the first trading day in January in the calendar year for which that fee would otherwise be payable.

         (b) Terms and Conditions. Each Option shall be a Nonqualified Stock Option governed by the terms and conditions specified below:

                  (i) Exercise Price. The exercise price per Share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per Share on the Option grant date. The exercise price shall become immediately due upon exercise of the Option and shall be payable in one or more of the alternative forms authorized under Section 6(b) hereof.

                  (ii) Number of Option Shares. The number of Shares subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X = A / (B x 66-2/3%), where

                           X is the number of Option shares,

                           A is the dollar amount of the annual retainer fee subject to the Non-Employee Director's election, and

                           B is the Fair Market Value per Share on the Option grant date.

                  (iii) Exercise. If granted, the Option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Holder's completion of each month of Board service during the calendar year in which the Option is granted. Each Option shall have a maximum term of ten (10) years measured from the Option grant date.

                  (iv) Remaining Terms. Each Option granted under this Director Fee Investment Option Grant Program shall be subject to (x) the terms and conditions of Section 7 hereof to the extent such terms and conditions are not inconsistent with this Section 11(b) and (y) such other terms and conditions as may be determined by the Board and set forth in the Option Agreement evidencing such Options.

         12.      OTHER STOCK-BASED AWARDS.

         (a) Grant and Exercise. Other Stock-Based Awards may be awarded, subject to limitations under Applicable Laws, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into or exchangeable for Shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries or the Parent of the Company. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company or any Affiliate.

         (b) Eligibility For Other Stock-Based Awards. The Committee shall determine the Employees and/or Consultants to whom, and the time or times at which, grants of such Other Stock-Based Awards shall be made, the number of Shares of Common Stock to be awarded pursuant to such Awards, and all other terms and conditions of the Awards.

         (c) Terms and Conditions. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee and set forth in the Agreement evidencing such Award.

         13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the number of Shares of Common Stock covered by each outstanding Award, (ii) the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and (iii) the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of capital stock of any class, or securities convertible into or exchangeable for shares of capital stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares of Common Stock subject to an Award.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Holder of an outstanding Award granted hereunder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award shall terminate immediately prior to the consummation of such proposed action; provided, however, that the Committee may, in the exercise of its sole and unreviewable discretion in such instances, declare that any Award shall terminate as of an earlier date fixed by the Committee and give each Holder the right to exercise his or her rights as to all or any part of the Award, including Shares as to which the Award would not otherwise be exercisable.

         (c) Merger or Asset Sale. Subject to Section 13(d), in the event of the merger of the Company into, or the consolidation of the Company with, another Person in which the shareholders of the Company receive cash or securities of another issuer, or any combination thereof, in exchange for their Shares of Common Stock, or the sale of all or substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor Person or an Affiliate of the successor Person. In the event that the successor Person refuses to assume or substitute for the Award, the Holder shall fully vest in and have the right to exercise the Award (provided it has not already terminated), including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Committee shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 13(c), the Award shall be considered assumed if, following the merger, consolidation or sale of assets, the option or right substituted for such Award confers the right to purchase or receive, for each Share of Common Stock subject to the Award immediately prior to the merger, consolidation or sale of assets, the per share consideration (whether stock, cash, or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger, consolidation or sale of assets is not solely common stock of the successor Person or its Parent (if any), the Committee may, with the consent of the successor Person, provide for the consideration to be received upon the exercise of the Award, for each Share of Common Stock subject to the Award, to be solely common stock of the successor Person or its Parent (if any) equal in fair market value to the per share consideration received by holders of Common Stock in the merger, consolidation or sale of assets.

         (d) Change of Control. Notwithstanding anything to the contrary, the Committee may grant Awards which provide for the acceleration of the vesting of Shares subject to the Award upon a Change of Control. Such provisions shall be set forth in the Agreement evidencing such Award.

         (e) Further Adjustments. In the event of any change of a type described in Section 13(a) or Section 13(c) above, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Awards, the maximum number of Shares for which Awards may be granted to any one Employee or Consultant and the number of Shares and price per Share subject to outstanding Awards as shall be equitable to prevent dilution or enlargement of rights under such Awards, and the determination of the Committee as to these matters shall be conclusive and binding on the Holder; provided, however, that (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (ii) in no event shall any adjustment be made which would cause any Incentive Stock Option granted hereunder to no longer be an "incentive stock option" as defined in Section 422 of the Code.

         (f) No Limitation on Right to Merge, Etc. The grant of Awards pursuant to the Plan shall not restrict in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

         14.      TERM OF PLAN.

         The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company, as described in Section 22 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18 of the Plan.

         15.      TERM OF OPTIONS.

         The term of each Option and other Award shall be the term stated in the applicable Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof; and provided further that in the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Corporate Affiliate, the term of the Option shall be no more than five (5) years from the date of grant thereof.

         16.      NON-TRANSFERABILITY OF AWARDS.

         An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Holder to whom the Incentive Stock Option is granted only by such Holder. Any other Award, including a Nonqualified Stock Option, shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or by Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the Holder to whom the Option is granted only by such Holder or any transferee pursuant to a QDRO; provided, however, that the Committee, in its discretion, may allow for transferability of Nonqualified Stock Options by a Holder to Immediate Family Members. Any Nonqualified Stock Option grants that are transferable are further conditioned on the Holder and the applicable Immediate Family Members agreeing to abide by the Company's then current stock option transfer guidelines. A Tandem Stock Appreciation Right may not be transferred except when the corresponding Option is transferred as permitted by this Section 16 and, when the corresponding Option is transferred, the Tandem Stock Option

Appreciation Right must be transferred to the same permitted transferee to whom the Option is transferred.

         17.      TIME OF GRANTING AWARDS.

         The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award, or such other date as is determined by the Committee. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

         18.      AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may amend or terminate the Plan in any respect whatsoever, provided that any such amendment or termination of the Plan shall not affect Award already granted and such Award shall remain in full force and effect as if the Plan had not been amended or terminated. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other Applicable Law or regulation, including the requirements of the National Association of Securities Dealers or the Stock Exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         19.      CONDITIONS UPON ISSUANCE OF SHARES.

         Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant Applicable Laws, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the Stock Exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         The Company may require any Holder, as a condition of receiving Shares pursuant to an Award, (i) to give written assurances satisfactory to the Company as to the Holder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; (ii) to give written assurances satisfactory to the Company stating that such Holder is acquiring the Shares subject to the Award for such Holder's own account and not with any present intention of selling or otherwise distributing such Shares;
(iii) to deliver such other documentation as may be necessary to comply with federal and state securities laws and all other Applicable Laws; and (iv) to sign a counterpart to and agree to be bound by all of the terms and conditions of the Company's shareholders' agreement as then in effect. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(i) the issuance of the Shares upon the exercise of or pursuant to the Award has been registered under a then currently effective registration statement under the Securities Act and all applicable state securities laws, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws and other Applicable Laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with the Plan, applicable securities laws and other Applicable Laws, including, but not limited to, legends restricting the transfer of the Shares, and may enter stop-transfer orders against the transfer of the Shares issued upon the exercise of or pursuant to an Award.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         20.      RESERVATION OF SHARES.

         The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         21.      AGREEMENTS.

         Options shall be evidenced by Option Agreements, and other Awards shall be evidenced by other Agreements, each in such form as the Committee shall approve from time to time.

         22.      SHAREHOLDER APPROVAL.

         Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained to the extent and in manner required under Applicable Laws and the rules of the Stock Exchange.

         23.      USE OF PROCEEDS FROM STOCK.

         The proceeds, if any, from the sale of Common Stock pursuant to Options or other Awards shall constitute general funds of the Company.

         24.      MISCELLANEOUS.

         (a) Acceleration of Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Agreement evidencing the Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) Rule 16b-3. With respect to Persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and with respect to such Persons all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Agreement. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall not apply to such Persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         (c) Grants Exceeding Allotted Shares. If the number of Shares of Common Stock subject to an Award granted pursuant to the Plan exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18 of the Plan.

         (d) Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company at 15455 North Dallas Parkway, Suite 500, Addison, Texas 75001, Attn: Secretary and shall become effective when it is received. Any written notice to Holders required by any provisions of the Plan shall be addressed to the Holder at the address on file with the Company and shall become effective three days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

         (e) Savings Clause. Notwithstanding any other provision hereof, the Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under Section 422 of the Code. If the Plan or any provision of the Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of the Plan or such provisions which apply only to Nonqualified Stock Options, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

         (f) Governing Law. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Texas without regard to its conflict of laws rules.


             [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]

                                         Exhibit A to 2002 Equity Incentive Plan
                                         ---------------------------------------




                            ASCENDANT SOLUTIONS, INC.

                           2002 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

                               (Standard Exercise)



[Optionee's name and address]

         This Stock Option Agreement (this "Option Agreement") is entered into as of ______ __________, 2002, by and between you ("Optionee") and Ascendant Solutions, Inc., (the "Company"). Unless otherwise defined herein, all defined terms used herein shall have the meanings set forth in the 2002 Equity Incentive Plan of the Company (the "Plan").

         1. Grant of Option. The Company hereby grants to Optionee an option (the "Option") to purchase the number of shares (the "Shares") of the Common Stock, par value $.0001 per share (the "Common Stock"), of the Company set forth below at the exercise price and on the other terms and conditions set forth below, subject to the terms and conditions of this Option Agreement and the Plan (which is incorporated herein by reference), including the provisions thereof relating to increases in the number of shares covered by this Option upon the occurrence of certain specified events, as follows:

         Grant Number                             ______________________________
         Date of Grant ("Date of Grant")          ______________________________
         Vesting Commencement Date                ______________________________
         Exercise Price per Share ("Exercise      ______________________________
         Price Per Share")
         Total Number of Shares Granted           ______________________________
         Total Exercise Price                     ______________________________
         Type of Option:
                  ____ Incentive Stock Option
                  ____ Nonqualified Stock Option
         Term/Expiration Date: _________________
         (No more than 10 years from date
         of grant, 5 years for certain grants)


         If designated above as an Incentive Stock Option, this Option is intended (subject to Section 5(b) of the Plan) to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, however, the Company has not made, and will not be deemed to make hereby, any representations or warranties to Optionee with respect to such qualification.

         2.       Vesting Schedule.
                  ----------------

                  (a) This Option may be exercised, in whole or in part, in accordance with the following schedule. Except only as specifically provided elsewhere herein or in the Plan, this Option shall be exercisable in the following cumulative installments as follows:

[Note: the vesting schedule is to be completed upon grant of the Option]

                  (b) Notwithstanding the vesting schedule set forth above, in the event of Optionee's death, Disability or other termination of Optionee's Continuous Status as an Employee or Consultant (regardless of the reason), Options that have not become vested and exercisable under Section 2(a) shall cease vesting, shall not be exercisable and shall automatically be forfeited and cancelled on the date of such termination.

                  (c) Notwithstanding the vesting schedule set forth above, and so long as the Option has not been terminated, in the event of a "Change of Control" as defined in the Plan, the vesting schedule above shall be accelerated such that the Option shall be deemed to be fully vested immediately prior to such event.

[Note: delete the foregoing paragraph if the Option does not automatically accelerate upon a change of control.]

         3.       Exercise of Option.
                  ------------------

                  (a) This Option shall be exercisable, with respect to any or all of the Shares, during its term in accordance with the vesting schedule set out in Section 2 hereof and in accordance with the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's Continuous Status as an Employee or Consultant (regardless of the reason), this Option shall be exercisable only in accordance with the applicable provisions of the Plan and this Option Agreement (including Section 2(b) and Section 4 hereof).

                  (b) To exercise this Option, Optionee must deliver to the Company an executed exercise agreement in the form attached hereto as Exhibit A (the "Exercise Agreement") which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (this Option may be exercised in one or more installments, provided that this Option may not be exercised as to fewer than one-hundred (100) Shares), any restrictions (including restrictions on transfer) imposed on the Shares, and such other representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. The Exercise Agreement shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Agreement shall be accompanied by payment of the Exercise Price Per Share multiplied by the number of Shares in respect of which the Option is being exercised (the "Exercise Price"). This Option shall be deemed to be exercised upon receipt by the Company of such executed Exercise Agreement accompanied by the Exercise Price.

                  (c) The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company as provided in the Plan amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

                  (d) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with this Option Agreement and Section 19 of the Plan.

Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

         4. Termination Period. Optionee may exercise that portion of the Option that is vested on the date of termination (or becomes vested by reason of such termination pursuant to this Agreement) for three months (or such shorter period provided for elsewhere herein or in the Plan) after termination of Optionee's Continuous Status as an Employee or Consultant, or for such longer period upon Optionee's death or Disability as provided in the Plan. If the Optionee's status changes from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above in Section 1. Notwithstanding the foregoing, in the event that Optionee's Continuous Status as an Employee or Consultant is terminated by the Company for Cause, this Option (both the vested and unvested portions thereof) will terminate on the date of such termination and will not be exercisable thereafter. For purposes of this Option Agreement, "Cause" means the occurrence of any of the following events or reasons:

                  (a) Optionee's conviction for a felony offense or commission by Optionee of any act abhorrent to the community that the Company considers materially damaging to or tending to discredit the reputation of the Company;

                  (b) Dishonesty, fraud, willful misconduct, unlawful discrimination or theft on the part of Optionee;

                  (c) Optionee's using for Optionee's own benefit any confidential or proprietary information of the Company, or willfully or negligently divulging any such information to third parties without the prior written consent of the Company;

                  (d) Optionee's public drunkenness, public use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that Optionee may consume alcohol reasonably and responsibly, if he or she so chooses, at legitimate business events and functions where alcohol is legally available);

                  (e) the determination by the Company that Optionee has continually failed or refused to comply, after notice of and a reasonable opportunity to cure such failure or refusal, with the policies, standards, regulations, instructions, or directions of the Company as they currently exist or as they may be modified from time to time; or

                  (f) any violation by the Optionee of any Noncompetition, Nondiversion, or Nondisclosure Agreement between the Optionee and the Company (the "Noncompetition Agreement"), or any part of any noncompetition, nondiversion, nondisclosure or similar agreement that amends, extends, supplements, modifies or supersedes the Noncompetition Agreement.

         5. Method of Payment. The purchase price of Shares acquired pursuant to the Option shall be paid as set forth in the Plan. THE USE OF SHARES OF STOCK ACQUIRED OR TO BE ACQUIRED TO PAY FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

         6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, and may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.

         7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as otherwise set forth in the Plan and may be exercised during the lifetime of Optionee only by Optionee or a permitted transferee as set forth in the Plan. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         8. Term of Option. This Option may be exercised only within the term set out in Section 1 hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. The limitations set forth in Sections 5, 6 and 15 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

         9. Changes in Capital Structure. The Optionee agrees and acknowledges that the Company shall have the right at any time and from time to time after the date of this Option Agreement to authorize additional classes or series of capital stock, some of which may entitle the holders thereof to greater rights than the holders of the Common Stock into which this Option is convertible, and to issue shares thereunder, subject only to the limits imposed by Applicable Laws.

         10. Tax Consequences. The grant and/or exercise of the Option will have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

         11. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee. If any inconsistency should exist between the terms and conditions of this Option Agreement and the Plan, the Plan shall govern and control.

         12. Governing Law. This Option Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

         13. Warranties, Representations and Covenants. The undersigned Optionee warrants and represents that he or she has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all of the provisions of the Plan and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

         14. Relation to Other Benefits; Termination of Employment. Any economic or other benefit to the Optionee under this Option Agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or similar benefit or compensation plan maintained by the Company and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company. No provision of this Option Agreement will limit in any way whatsoever any right that the Company may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

         [Note: If applicable, insert here any other terms and conditions of the Option as determined by the Committee, such as any specified performance goals or other criteria which must be attained for the vesting of the Option; any additional restrictions or limitations applicable to the Option; and any additional vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions applicable to the Option.]

                                       THE COMPANY:

                                       ASCENDANT SOLUTIONS, INC.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       OPTIONEE:


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Print Name


                                       -----------------------------------------
                                       Residence Address


                                       -----------------------------------------
                                       Area Code/Telephone Number

                                             Exhibit A to Stock Option Agreement
                                             -----------------------------------
                                                             (Standard Exercise)
                                                             -------------------




                            ASCENDANT SOLUTIONS, INC.

                           2002 EQUITY INCENTIVE PLAN

                               EXERCISE AGREEMENT

                               (Standard Exercise)



Ascendant Solutions, Inc.
15455 North Dallas Parkway
Suite 500
Addison, Texas 75001

Attention: Secretary

         1. Exercise of Option. Effective as of today, ________, 200__, the undersigned ("Purchaser") hereby elects, pursuant to this Exercise Agreement (this "Exercise Agreement"), to exercise _____ options (the "Options") to purchase ______ shares (the "Shares") of the Common Stock of Ascendant Solutions, Inc., (the "Company") under and pursuant to the 2002 Equity Incentive Plan (the "Plan") and the Stock Option Agreement dated _______, 200__ (the "Option Agreement"). The purchase price for the Shares shall be $_____, as specified in the Option Agreement. Unless otherwise defined herein, all defined terms used herein shall have the meanings set forth in the Plan.

         2.

                  Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares of ____________________________. THE USE OF SHARES OF STOCK ACQUIRED OR TO BE ACQUIRED FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE PURCHASER.

         3. Representations and Warranties of Purchaser; Compliance with Securities Laws. Purchaser represents and warrants to the Company that:

                  (a) Agrees to Terms of the Plan. Purchaser has received a copy of the Plan and the Option Agreement, has read and understands the terms of the Plan and the Option Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Options or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

                  (b) Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

                  (c) Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that

Purchaser reasonably considers important in making the decision to purchase the Shares and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

                  (d)      Understanding of Risks. Purchaser is fully aware of:
(i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                  (e) No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer sale and purchase of the Shares.

                  (f) Compliance with U.S. Federal Securities Laws and State Securities Laws. Purchaser understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act and that, notwithstanding any other provision of this Exercise Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

         4.       Restricted Securities; Restrictions on Transfers.
                  ------------------------------------------------

                  (a) No Transfer Unless Registered or Exempt. Purchaser understands that Purchaser may not transfer any Shares except pursuant to this Exercise Agreement and unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

                  (b) SEC Rule 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144). Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an "affiliate" of the Company or if "current public information" about the Company (as defined in Rule 144) is not publicly available.

                  (c) Disposition of Shares. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares unless and until:

                           (i)      Purchaser shall have complied with all
requirements of this Exercise Agreement applicable to the disposition of the Shares;

                           (ii)     Purchaser shall have provided the Company
with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or any exemption from registration available under the Securities Act (including Rule
144) has been taken; and

                           (iii)    Purchaser shall have provided the Company
with such other written assurances and agreements, in form and substance satisfactory to the Company, as may be requested by the Company pursuant to the Plan.

                  (d) Restrictions on Transfer. Subject to Section 6(f) below, Purchaser shall not sell, transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber, gift or otherwise dispose of ("Transfer") any Shares without the prior written consent of the Company. In addition, any proposed Transfer shall be subject to the Company's Right of First Refusal (as defined below) pursuant to Section 6 below.

                  (e) Transferee Obligations. Each person (other than the Company) to whom the Shares are Transferred by means of one of the permitted Transfers specified in Section 6(f) of this Exercise Agreement must, as a condition precedent to the validity of such Transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred Shares are subject to (i) the Company's Right of First Refusal granted hereunder and (ii) the market stand-off provisions of
Section 5, to the same extent such Shares would be so subject if retained by the Purchaser.

         5. Market Standoff Agreement. Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.

         6. Company's Right of First Refusal. Before any Shares acquired by Purchaser hereunder and held by Purchaser or any permitted transferee of such Shares (either being sometimes referred to herein as the "Purchaser") may be Transferred, the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Shares proposed to be Transferred (the "Offered Shares") on the terms and conditions set forth in this Section 6 (the "Right of First Refusal").

                  (a) Notice of Proposed Transfer. The Purchaser of the Offered Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Purchaser's bona fide intention to Transfer the Offered Shares;
(ii) the name of each proposed bona fide purchaser or other transferee ("Proposed Transferee"); (iii) the number of Offered Shares to be Transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Purchaser proposes to Transfer the Offered Shares (the "Offered Price") and (v) that the Purchaser will offer to Transfer the Offered Shares to the Company and/or its assignee(s) at the Offered Price as provided in this
Section 6.

                  (b) Exercise of Right of First Refusal: At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Purchaser, elect to purchase all (or, with the consent of the Purchaser, less than all) the Offered Shares proposed to be Transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined as specified below.

                  (c) Purchase Price: The purchase price for the Offered Shares purchased under this Section 6 will be the Offered Price. If the Offered Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration shall conclusively be deemed to be the value of such non-cash consideration as determined in good faith by the Board.

                  (d) Payment: Payment of the Offered Price will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness of the Purchaser to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The Offered Price will be paid without interest within sixty (60) days after the Company's receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

                  (e) Transfer. If all of the Offered Shares proposed in the Notice to be Transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 6, then the Purchaser may Transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such Transfer is consummated within 120 days after the date of the Notice, and provided further, that (i) any such Transfer is effected in compliance with all applicable securities laws and
(ii) the Proposed Transferee agrees in writing that the provisions of this
Section 6 will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not Transferred to the Proposed Transferee within such 120 day period, then a new Notice must be given to the Company, and the Company will again be offered the Right of First Refusal before any Shares held by the Purchaser may be Transferred.

                  (f) Exempt Transfers: Notwithstanding anything to the contrary in Section 4(d) or in this Section 6, the following Transfers of Offered Shares will be exempt from the Right of First Refusal: (i) the Transfer of any or all of the Offered Shares during Purchaser's lifetime by gift or on Purchaser's death by will or intestacy to any Immediate Family Member (as such term is defined in the Plan) of Purchaser, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section 6 will continue to apply to the Transferred Shares in the hands of such transferee or other recipient; (ii) any Transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section 6 unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any Transfer of Shares pursuant to the winding up and dissolution of the Company.

                  (g) Termination of Right of First Refusal: The Company's Right of First Refusal will terminate on the IPO Date.

         7. Rights as Shareholder. The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares for which such Option is exercised including, but not limited to, rights to vote or to receive dividends unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and the Purchaser has become a record holder of such Shares. A share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date all the conditions set forth above are satisfied, except as provided in Section 13 of the Plan.

         8. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         9. Legends. Purchaser understands and agrees that the Company will cause a legend regarding the Company's Right of First Refusal to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Shares by the Purchaser, in addition to any other legends required under federal and state securities laws including the following legends:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (II) A 'NO ACTION' LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF WRITTEN AGREEMENTS BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENTS GRANT CERTAIN RIGHTS OF FIRST REFUSAL TO THE CORPORATION. THE SECRETARY OF THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER HEREOF WITHOUT CHARGE."

         10. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Exercise Agreement may not be amended except by means of a writing signed by the Company and Purchaser. If any inconsistency should exist between the terms and conditions of this Exercise Agreement and the terms of the Option Agreement, the terms of the Option Agreement shall govern and control. If any inconsistency should exist between the terms and conditions of this Exercise Agreement and the terms of the Plan, the terms of the Plan shall govern and control.

         11. Governing Law. This Exercise Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

Submitted by:                          Accepted by:

PURCHASER:                             THE COMPANY:

                                       ASCENDANT SOLUTIONS, INC.

                                       By:
------------------------------             ------------------------------
Signature

                                       Its:
------------------------------              -----------------------------
Print Name

Address:                               Address:
--------                               --------

                                       15455 North Dallas Parkway
------------------------------         Suite 500
                                       Addison, Texas 75001
------------------------------         Attn: Secretary

                                         Exhibit B to 2002 Equity Incentive Plan
                                         ---------------------------------------




                            ASCENDANT SOLUTIONS, INC.

                           2002 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

                            (Immediately Exercisable)



[Optionee's name and address]

         This Stock Option Agreement (this "Option Agreement") is entered into as of ______ __________, 2002, by and between you ("Optionee") and Ascendant Solutions, Inc. (the "Company"). Unless otherwise defined herein, all defined terms used herein shall have the meanings set forth in the 2002 Equity Incentive Plan of the Company (the "Plan").

         1. Grant of Option. The Company hereby grants to Optionee an option (the "Option") to purchase the number of shares (the "Shares") of the Common Stock, par value $.0001 per share (the "Common Stock"), of the Company set forth below at the exercise price and on the other terms and conditions set forth below, subject to the terms and conditions of this Option Agreement and the Plan (which is incorporated herein by reference), including the provisions thereof relating to increases in the number of shares covered by this Option upon the occurrence of certain specified events, as follows:

         Grant Number                                ___________________________
         Date of Grant ("Date of Grant")             ___________________________
         Vesting Commencement Date                   ___________________________
         Exercise Price per Share ("Exercise         ___________________________
         Price Per Share")
         Total Number of Shares Granted              ___________________________
         Total Exercise Price                        ___________________________
         Type of Option:
                  ____ Incentive Stock Option
                  ____ Nonqualified Stock Option
         Term/Expiration Date: _________________
         (No more than 10 years from date
         of grant, 5 years for certain grants)

         If designated above as an Incentive Stock Option, this Option is intended (subject to Section 5(b) of the Plan) to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, however, the Company has not made, and will not be deemed to make hereby, any representations or warranties to Optionee with respect to such qualification.

         2.       Vesting Schedule.
                  ----------------

                  (a) Except only as specifically provided elsewhere herein or in the Plan, the Shares issuable upon exercise of this Option shall become vested, in whole or in part, in cumulative installments in accordance with the following vesting schedule:

[Note: the vesting schedule is to be completed upon grant of the Option]

Shares that are vested pursuant to the schedule set forth in this Section 2(a) are "Vested Shares." Shares that are not vested pursuant to the schedule set forth in this Section 2(a) are "Unvested Shares."

                  (b) Notwithstanding the vesting schedule set forth above, in the event of Optionee's death, Disability or other termination of Optionee's Continuous Status as an Employee or Consultant (regardless of the reason), Shares that have not become vested under Section 2(a) shall cease vesting and shall automatically become subject to the Company's Repurchase Option pursuant to Section 6 of the Exercise Agreement (as defined below) on the date of such termination.

                  (c) Notwithstanding the vesting schedule set forth above, and so long as the Option has not been terminated, in the event of a "Change of Control" as defined in the Plan, the vesting schedule above shall be accelerated such that the Shares issuable upon exercise of this Option shall be deemed to be fully vested immediately prior to such event.

[Note: delete the foregoing paragraph if the Option does not automatically accelerate upon a change of control.]

         3.       Exercise of Option.
                  ------------------

                  (a) This Option is immediately exercisable with respect to any or all of the Vested and Unvested Shares, during its term and in accordance with the applicable provisions of the Plan and this Option Agreement. However, any Unvested Shares issued upon exercise of this Option will be subject to the restrictions set forth in Section 6 of the Exercise Agreement until such Shares become Vested Shares in accordance with the schedule set forth in Section 2 hereof. In the event of Optionee's death, Disability or other termination of Optionee's Continuous Status as an Employee or Consultant (regardless of the reason), this Option shall be exercisable only in accordance with the applicable provisions of the Plan and this Option Agreement (including Section 3(b) and Section 4 hereof).

                  (b) Notwithstanding anything in Section 3(a) to the contrary, in the event of Optionee's death, Disability or other termination of Optionee's Continuous Status as an Employee or Consultant (regardless of the reason), this Option, to the extent not already exercised, shall cease to be exercisable as to any Unvested Shares and shall automatically be forfeited and cancelled with respect to such Unvested Shares.

                  (c) To exercise this Option, Optionee must deliver to the Company an executed exercise agreement in the form attached hereto as Exhibit A (the "Exercise Agreement") which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (this Option may be exercised in one or more installments, provided that this Option may not be exercised as to fewer than one-hundred (100) Shares), any restrictions (including restrictions on transfer) imposed on the Shares, and such other representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. The Exercise Agreement shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Agreement shall be accompanied by payment of the Exercise Price Per Share multiplied by the number of Shares in respect of which the Option is being exercised (the "Exercise Price"). This Option shall be deemed to be exercised upon receipt by the Company of such executed Exercise Agreement accompanied by the Exercise Price.

                  (d) The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company as provided in the Plan amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

                  (e) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with this Option Agreement and Section 19 of the Plan. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

         4. Termination Period. Optionee may exercise that portion of the Option covering Vested Shares on the date of termination (or that covers Shares that become Vested Shares by reason of such termination pursuant to this Agreement) for three months (or such shorter period provided for elsewhere herein or in the Plan) after termination of Optionee's Continuous Status as an Employee or Consultant, or for such longer period upon Optionee's death or Disability as provided in the Plan. If the Optionee's status changes from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above in Section 1. Notwithstanding the foregoing, in the event that Optionee's Continuous Status as an Employee or Consultant is terminated by the Company for Cause, this Option (both the portion covering Vested Shares and the portion covering Unvested Shares), to the extent not already exercised, will terminate on the date of such termination and will not be exercisable thereafter. For purposes of this Option Agreement, "Cause" means the occurrence of any of the following events or reasons:

                  (a) Optionee's conviction for a felony offense or commission by Optionee of any act abhorrent to the community that the Company considers materially damaging to or tending to discredit the reputation of the Company;

                  (b) Dishonesty, fraud, willful misconduct, unlawful discrimination or theft on the part of Optionee;

                  (c) Optionee's using for Optionee's own benefit any confidential or proprietary information of the Company, or willfully or negligently divulging any such information to third parties without the prior written consent of the Company;

                  (d) Optionee's public drunkenness, public use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that Optionee may consume alcohol reasonably and responsibly, if he or she so chooses, at legitimate business events and functions where alcohol is legally available);

                  (e) the determination by the Company that Optionee has continually failed or refused to comply, after notice of and a reasonable opportunity to cure such failure or refusal, with the policies, standards, regulations, instructions, or directions of the Company as they currently exist or as they may be modified from time to time; or

                  (f) any violation by the Optionee of any Noncompetition, Nondiversion, or Nondisclosure Agreement between the Optionee and the Company (the "Noncompetition Agreement"), or any part of any noncompetition, nondiversion, nondisclosure or similar agreement that amends, extends, supplements, modifies or supersedes the Noncompetition Agreement.

         5. Method of Payment. The purchase price of Shares acquired pursuant to the Option shall be paid as set forth in the Plan. THE USE OF SHARES OF STOCK ACQUIRED OR TO BE ACQUIRED TO PAY FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

         6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, and may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.

         7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as otherwise set forth in the Plan and may be exercised during the lifetime of Optionee only by Optionee or a permitted transferee as set forth in the Plan. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         8. Term of Option. This Option may be exercised only within the term set out in Section 1 hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. The limitations set forth in Sections 5, 6 and 15 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

         9. Changes in Capital Structure. The Optionee agrees and acknowledges that the Company shall have the right at any time and from time to time after the date of this Option Agreement to authorize additional classes or series of capital stock, some of which may entitle the holders thereof to greater rights than the holders of the Common Stock into which this Option is convertible, and to issue shares thereunder, subject only to the limits imposed by Applicable Laws.

         10. Tax Consequences. The grant and/or exercise of the Option and/or the lapse of restrictions on the Shares will have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

         11. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee. If any inconsistency should exist between the terms and conditions of this Option Agreement and the Plan, the Plan shall govern and control.

         12. Governing Law. This Option Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

         13. Warranties, Representations and Covenants. The undersigned Optionee warrants and represents that he or she has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all of the provisions of the Plan and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

         14. Relation to Other Benefits; Termination of Employment. Any economic or other benefit to the Optionee under this Option Agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or similar benefit or compensation plan maintained by the Company and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company. No provision of this Option Agreement will limit in any way whatsoever any right that the Company may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

         [Note: If applicable, insert here any other terms and conditions of the Option as determined by the Committee, such as any specified performance goals or other criteria which must be attained for the vesting of the Shares; any additional restrictions or limitations applicable to the Option or Shares; and any additional vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions applicable to the Option or Shares.]

                                       THE COMPANY:

                                       ASCENDANT SOLUTIONS, INC.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       OPTIONEE:


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Print Name


                                       -----------------------------------------
                                       Residence Address


                                       -----------------------------------------
                                       Area Code/Telephone Number

                                             Exhibit A to Stock Option Agreement
                                             -----------------------------------
                                                       (Immediately Exercisable)
                                                       -------------------------




                            ASCENDANT SOLUTIONS, INC.

                           2002 EQUITY INCENTIVE PLAN

                               EXERCISE AGREEMENT

                            (Immediately Exercisable)



Ascendant Solutions, Inc.
15455 North Dallas Parkway
Suite 500
Addison, Texas 75001

Attention: Secretary

         1. Exercise of Option. Effective as of today, ________, 200__, the undersigned ("Purchaser") hereby elects, pursuant to this Exercise Agreement (this "Exercise Agreement"), to exercise _____ options (the "Options") to purchase ______ shares (the "Shares") of the Common Stock of Ascendant Solutions, Inc. (the "Company") under and pursuant to the 2002 Equity Incentive Plan (the "Plan") and the Stock Option Agreement dated _______, 200__ (the "Option Agreement"). The purchase price for the Shares shall be $_____, as specified in the Option Agreement. Unless otherwise defined herein, all defined terms used herein shall have the meanings set forth in the Plan. Shares that are vested pursuant to the schedule set forth in Section 2(a) of the Option Agreement are referred to herein as "Vested Shares." Shares that are not vested pursuant to the schedule set forth in Section 2(a) of the Option Agreement are referred to herein as "Unvested Shares."

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares of ________________. THE USE OF SHARES OF STOCK ACQUIRED OR TO BE ACQUIRED FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE PURCHASER.

         3. Representations and Warranties of Purchaser; Compliance with Securities Laws. Purchaser represents and warrants to the Company that:

                  (a) Agrees to Terms of the Plan. Purchaser has received a copy of the Plan and the Option Agreement, has read and understands the terms of the Plan and the Option Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Options or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

                  (b) Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

                  (c) Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

                  (d)      Understanding of Risks. Purchaser is fully aware of:
(i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                  (e) No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer sale and purchase of the Shares.

                  (f) Compliance with U.S. Federal Securities Laws and State Securities Laws. Purchaser understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act and that, notwithstanding any other provision of this Exercise Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

         4.       Restricted Securities; Restrictions on Transfers.
                  ------------------------------------------------

                  (a) No Transfer Unless Registered or Exempt. Purchaser understands that Purchaser may not transfer any Shares except pursuant to this Exercise Agreement and unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

                  (b) SEC Rule 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144). Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an "affiliate" of the Company or if "current public information" about the Company (as defined in Rule 144) is not publicly available.

                  (c) Disposition of Shares. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares unless and until:

                           (i)      Purchaser shall have complied with all
requirements of this Exercise Agreement applicable to the disposition of the Shares;

                           (ii)     Purchaser shall have provided the Company
with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or any exemption from registration available under the Securities Act (including Rule
144) has been taken; and

                           (iii)    Purchaser shall have provided the Company
with such other written assurances and agreements, in form and substance satisfactory to the Company, as may be requested by the Company pursuant to the Plan.

                  (d) Restrictions on Transfer. Subject to Section 7(f) below, Purchaser shall not sell, transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber, gift or otherwise dispose of ("Transfer") any Vested Shares without the prior written consent of the Company. In addition, any proposed Transfer of Vested Shares shall be subject to the Company's Right of First Refusal (as defined below) pursuant to Section 7 below. None of the Unvested Shares may be Transferred by Purchaser.

                  (e) Transferee Obligations. Each person (other than the Company) to whom the Vested Shares are Transferred by means of one of the permitted Transfers specified in Section 7(f) of this Exercise Agreement must, as a condition precedent to the validity of such Transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred Vested Shares are subject to (i) the Company's Right of First Refusal granted hereunder and (ii) the market stand-off provisions of Section 5, to the same extent such Vested Shares would be so subject if retained by the Purchaser.

         5. Market Standoff Agreement. Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Vested Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.

         6.       Unvested Shares.
                  ---------------

                  (a) Repurchase Option. In the event of termination of Purchaser's Continuous Status as an Employee or Consultant for any reason or no reason, with or without Cause (as defined in the Option Agreement), or if Purchaser, the Purchaser's legal representative, or any other holder of Unvested Shares acquired upon exercise of the Option attempts to Transfer any Unvested Shares prior to the Shares becoming Vested Shares in accordance with Section 2 of the Option Agreement, the Company shall have the right to repurchase the Unvested Shares under the terms and subject to the conditions set forth herein (the "Repurchase Option"). The Company may exercise its Repurchase Option by written notice to the Purchaser (i) with respect to any event of termination of Purchaser's Continuous Status as an Employee or Consultant for any reason or no reason, with or without Cause, within sixty (60) days after termination of Purchaser's Continuous Status as an Employee or Consultant and (ii) with respect to any attempted Transfer of Unvested Shares prior to termination of Purchaser's Continuous Status as an Employee or Consultant, within the period beginning on the day the Purchaser, the Purchaser's legal representative, or any other holder of Unvested Shares acquired upon exercise of the Option attempts to Transfer any Unvested Shares and ending on the earlier of (A) sixty (60) days after the Company receives written notice from the Purchaser, the Purchaser's legal representative, or any other holder of Unvested Shares of such attempted Transfer and (B) sixty (60) days after termination of Purchaser's Continuous Status as an Employee or Consultant. If the Company fails to give notice within such sixty (60) day period, the

Repurchase Option shall terminate unless the Company and the Purchaser have extended the time for the exercise of the Repurchase Option. The purchase price per share being repurchased by the Company under the Repurchase Option shall be an amount equal to the Purchaser's Exercise Price (as defined in the Option Agreement), as adjusted in the event of any stock split, reverse stock split, subdivision, combination or similar recapitalization of the Common Stock (the "Repurchase Price"). The Company shall pay the aggregate Repurchase Price to the Purchaser in cash within thirty (30) days after the date of the written notice to the Purchaser of the Company's exercise of the Repurchase Option. The Company shall have the right to assign the Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

                  (b) Escrow of Unvested Shares. Upon issuance, the certificates for the Unvested Shares will be deposited in escrow with the Secretary of the Company. Each deposited certificate will be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A attached hereto. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Exercise Agreement, will remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance herewith.

                  (c) Voting and Dividend Rights. The Unvested Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Purchaser will have the right to vote such Unvested Shares, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Unvested Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Unvested Shares, with the exceptions that (A) the Purchaser will not be entitled to delivery of the stock certificate or certificates representing any Unvested Shares until such Shares become Vested Shares in accordance with Section 2 of the Option Agreement (unless earlier repurchased pursuant to the Company's Repurchase Option); (B) the Company will retain custody of the stock certificate or certificates representing the Unvested Shares on the terms set forth in this Section 6; and (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Unvested Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Unvested Shares).

                  (d) Release of Shares from Escrow. Should the Company elect to exercise its Repurchase Option under this Section 6 with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) will be delivered to the Company for cancellation, concurrently with the payment to the Purchaser of an amount equal to the Repurchase Price for such Unvested Shares, and the Purchaser will cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities). If such Repurchase Option is not exercised by the Company, then on the date such Shares become Vested Shares in accordance with Section 2 of the Option Agreement, the certificates for such Shares (as well as all other vested assets and securities) will be released from escrow and delivered to the Purchaser.

         7. Company's Right of First Refusal. Before any Vested Shares acquired by Purchaser hereunder and held by Purchaser or any permitted transferee of such Vested Shares (either being sometimes referred to herein as the "Purchaser") may be Transferred, the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Vested Shares proposed to be Transferred (the "Offered Shares") on the terms and conditions set forth in this Section 7 (the "Right of First Refusal").

                  (a) Notice of Proposed Transfer. The Purchaser of the Offered Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Purchaser's bona fide intention to Transfer the Offered Shares;
(ii) the name of each proposed bona fide purchaser or other transferee ("Proposed Transferee"); (iii) the number of Offered Shares to be Transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Purchaser proposes to Transfer the Offered Shares (the "Offered Price") and (v) that the Purchaser will offer to Transfer the Offered Shares to the Company and/or its assignee(s) at the Offered Price as provided in this
Section 7.

                  (b) Exercise of Right of First Refusal: At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Purchaser, elect to purchase all (or, with the consent of the Purchaser, less than all) the Offered Shares proposed to be Transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined as specified below.

                  (c) Purchase Price: The purchase price for the Offered Shares purchased under this Section 7 will be the Offered Price. If the Offered Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration shall conclusively be deemed to be the value of such non-cash consideration as determined in good faith by the Board.

                  (d) Payment: Payment of the Offered Price will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness of the Purchaser to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The Offered Price will be paid without interest within sixty (60) days after the Company's receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

                  (e) Transfer. If all of the Offered Shares proposed in the Notice to be Transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 7, then the Purchaser may Transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such Transfer is consummated within 120 days after the date of the Notice, and provided further, that (i) any such Transfer is effected in compliance with all applicable securities laws and
(ii) the Proposed Transferee agrees in writing that the provisions of this
Section 7 will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not Transferred to the Proposed Transferee within such 120 day period, then a new Notice must be given to the Company, and the Company will again be offered the Right of First Refusal before any Vested Shares held by the Purchaser may be Transferred.

                  (f) Exempt Transfers: Notwithstanding anything to the contrary in Section 4(d) or in this Section 7, the following Transfers of Offered Shares will be exempt from the Right of First Refusal: (i) the Transfer of any or all of the Offered Shares during Purchaser's lifetime by gift or on Purchaser's death by will or intestacy to any Immediate Family Member (as such term is defined in the Plan) of Purchaser, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section 7 will continue to apply to the Transferred Shares in the hands of such transferee or other recipient; (ii) any Transfer of Vested Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Vested Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section 7 unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any Transfer of Vested Shares pursuant to the winding up and dissolution of the Company.

                  (g) Termination of Right of First Refusal: The Company's Right of First Refusal will terminate on the IPO Date.

         8. Rights as Shareholder. The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares for which such Option is exercised including, but not limited to, rights to vote or to receive dividends unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and the Purchaser has become a record holder of such Shares. A share certificate for the number of Vested Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date all the conditions set forth above are satisfied, except as provided in Section 13 of the Plan.

         9.       Section 83(b) Election. Purchaser understands that under
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the exercise price paid for any Unvested Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Unvested Shares pursuant to its Repurchase Option under Section 6 hereof. Purchaser understands that Purchaser may elect to be taxed at the time the Unvested Shares are acquired hereunder to the extent the fair market value of the Unvested Shares differs from the Exercise Price, rather than when and as such Unvested Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty
(30) days after the date of purchase hereunder (a "Section 83(b) Election"). If the fair market value of the Unvested Shares at the date of purchase equals the Exercise Price paid (and thus no tax is payable), a Section 83(b) Election must be made to avoid adverse tax consequences in the future. An example of the form for making this Section 83(b) Election is attached as Exhibit B hereto. Purchaser understands that failure to make this Section 83(b) Election filing within the thirty (30) day period may result in the recognition of ordinary income by the Purchaser as the forfeiture restrictions lapse. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY SECTION 83(b) ELECTION, EVEN IF PURCHASER REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAIL THIS FILING ON PURCHASER'S BEHALF. PURCHASER FURTHER ACKNOWLEDGES THAT COMPANY HAS MADE NO REPRESENTATIONS REGARDING THE APPLICATION OF SECTION 83 OF THE CODE TO THE RESTRICTED SHARES. PURCHASER IS RELYING SOLELY ON PURCHASER'S ADVISORS WITH RESPECT TO THE APPLICABILITY OF
SECTION 83 OF THE CODE AND THE DECISION AS TO WHETHER OR NOT TO FILE A SECTION 83(b) ELECTION

         10. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         11. Legends. Purchaser understands and agrees that the Company will cause a legend regarding the Company's Repurchase Option and Right of First Refusal to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Shares by the Purchaser, in addition to any other legends required under federal and state securities laws including the following legends:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (II) A `NO

         ACTION' LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF WRITTEN AGREEMENTS BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENTS GRANT CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL TO THE CORPORATION. THE SECRETARY OF THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER HEREOF WITHOUT CHARGE."

         12. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Exercise Agreement may not be amended except by means of a writing signed by the Company and Purchaser. If any inconsistency should exist between the terms and conditions of this Exercise Agreement and the terms of the Option Agreement, the terms of the Option Agreement shall govern and control. If any inconsistency should exist between the terms and conditions of this Exercise Agreement and the terms of the Plan, the terms of the Plan shall govern and control.

         13. Governing Law. This Exercise Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

Submitted by:                          Accepted by:

PURCHASER:                             THE COMPANY:

                                       ASCENDANT SOLUTIONS, INC.

                                       By:
------------------------------             ------------------------------
Signature

                                       Its:
------------------------------             ------------------------------
Print Name

Address:                               Address:
-------                                -------

                                       15455 North Dallas Parkway
------------------------------         Suite 500
                                       Addison, Texas 75001
------------------------------         Attn: Secretary

                                                 Exhibit A to Exercise Agreement
                                                 -------------------------------
                                                       (Immediately Exercisable)
                                                       -------------------------




                      ASSIGNMENT SEPARATE FROM CERTIFICATE



         FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto [_____________________________], a [_________] corporation (the
"Company"), _________ (_______) shares of the Capital Stock of _____________
standing in _____________ name on the books of said ______________ represented by Certificate No. _______________ herewith and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:
       ------------------------------

                                       Signature
                                                 -------------------------------


                                       Signature
                                                 -------------------------------

                                                 Exhibit B to Exercise Agreement
                                                 -------------------------------
                                                       (Immediately Exercisable)
                                                       -------------------------




                             FORM OF 83(b) ELECTION

         This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

         (1)      The person who performed the services is:

                  Name:
                  Address:
                  Taxpayer Ident.  No.:
                  Taxable Year: Calendar Year 200[__]

         (2) The property with respect to which the election is being made is _________ shares of the common stock of [___________], Inc.

         (3)      The property was transferred on [__________], 200[__].

         (4) The property is subject to a repurchase option pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason [___________'s] services for the issuer terminates.

         (5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $[_______] per share.

         (6)      The amount paid for such property is $[___________]per share.

         (7) A copy of this statement was furnished to [_____________], Inc. for whom the undersigned rendered the service underlying the transfer of property.

         (8)      This statement is executed as of: [______________].





                                       -----------------------------------------

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